Exhibit 99


         Genesee & Wyoming Reports 33.2% Increase in Earnings for the Third Quarter of 2004; Year-to-Date Earnings Increase 46.1%

                     Company Announces Share Buyback Plan

    GREENWICH, Conn., Nov. 2 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc.
(GWI) (NYSE: GWR) reported today that net income in the third quarter of 2004 increased 33.2% to $10.1 million, compared to net income of $7.6 million in the third quarter of 2003. GWI's diluted earnings per share in the third quarter of 2004 increased 37.0% to $0.37 with 27.5 million shares outstanding, compared to diluted earnings per share of $0.27 with 26.8 million shares outstanding in the third quarter of 2003. (Note that prior to GWI's adoption of Emerging Issues Task Force Bulletin Issue No. 03-06 under FASB Statement No. 128 which became effective June 30, 2004, GWI's diluted EPS for the third quarter of 2003 were $0.29.)
    In the third quarter of 2004, GWI's North American revenue increased 25.6% to $77.2 million, compared to $61.5 million in the third quarter of 2003. Of this $15.7 million increase in revenue, $9.4 million was same-railroad growth and $6.3 million was from the acquisition of rail lines from Georgia-Pacific Corp. The 15.4% growth in same-railroad revenue was balanced across multiple commodity groups, with particular strength in coal shipments which increased by $2.2 million, or 24.1%.
    GWI's North American operating income in the third quarter of 2004 increased 43.4% to $13.2 million, compared with $9.2 million in the third quarter of 2003. The North American operating ratio improved by 2.1% to 82.9% in the third quarter of 2004, compared with an operating ratio of 85.0% in the third quarter of 2003. Operating costs in the third quarter of 2004 were adversely affected by track washouts and flood damage in GWI's New York-Pennsylvania Region caused by the remnants of Hurricane Ivan as well as a 37.0% increase in the average price per gallon of diesel fuel compared to the same period last year.
    In Australia, revenue at GWI's 50%-owned subsidiary, Australian Railroad Group (ARG), increased 35.6% to US$83.7 million in the third quarter of 2004, compared with US$61.7 million in the third quarter of 2003. This US$22.0 million increase in revenue was composed of US$13.1 million in grain, US$2.1 million in other ores and minerals and US$6.8 million in all other revenues. In Australian dollars, ARG's revenue increased 27.7% in the third quarter of 2004 compared with the third quarter of 2003.
    ARG's operating income in the third quarter of 2004 increased 49.8% to US$16.7 million, compared with operating income of US$11.2 million in the third quarter of 2003. ARG's operating ratio was 80.0% in the third quarter of 2004, compared with 81.9% in the third quarter of 2003. The improvement in operating ratio was largely the result of shipping a larger grain harvest in the third quarter of 2004, partially offset by higher contract driver costs due to a locomotive engineer shortage in Australia, and a 35.1% increase in the price of diesel fuel. Equity income from ARG in the third quarter of 2004 was US$3.5 million, a 30.0% increase over equity income of US$2.7 in the third quarter of 2003. In comparing the third quarter of 2004 with the third quarter of 2003, the Australian dollar strengthened 7.1%.
    For the nine months ended September 30, 2004, GWI reported net income of $30.4 million, of which $19.2 million (63.1%) was from North America, $10.7 million (35.3%) was from Australia and $0.5 million (1.6%) was from South America. This represents a 46.1% increase over $20.8 million of net income reported in the nine months ended September 30, 2003. GWI's diluted earnings per share increased 47.3% to $1.09 in the first nine months of 2004 (with 27.4 million shares outstanding), compared with $0.74 in the first nine months of 2003 (with 26.7 million shares outstanding).
    For the nine months ended September 30, 2004, GWI's North American operations generated Free Cash Flow of $27.8 million (defined as Cash from Operations of $41.5 million less Cash used in Investing of $15.8 million less Cash used for Acquisitions of $2.1 million) compared with $24.7 million of Free Cash Flow (defined as Cash from Operations of $38.2 million less Cash used in Investing of $13.5 million less Cash used for Acquisitions of $0) in the same period of 2003. Free Cash Flow in the third quarter of 2004 included the repayment of subordinated notes of US$5.4 million from ARG and US$0.4 million from GWI's equity investment in Bolivia. See the attached schedule for a description and discussion of Free Cash Flow.
    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "Our U.S. and Canadian regions continue to grow extremely well, as illustrated by the 15.4% same railroad growth in the third quarter. Traffic in all of our coal-shipping regions -- Illinois, Utah and New York-Pennsylvania -- remained strong. The excellent business conditions not only offset significant increases in the price of diesel fuel but also enabled us to absorb the damage to our infrastructure in Pennsylvania from heavy rains.
I commend the hard work and dedication of our New York-Pennsylvania employees who worked around the clock to ensure that flood damage to the railroad was minimized."
    Mr. Fuller continued, "In Australia, ARG's third quarter earnings increased 30.0% due primarily to strong grain shipments. However, ARG's operating margins suffered from the impact of driver shortages and the continuing rise in the cost of diesel fuel. ARG is diligently executing a plan to hire and train new locomotive drivers to mitigate these costs and is also expecting to recapture a significant portion of the fuel costs under the provisions of many of customer contracts later this year and into 2005."
    GWI also announced today that its Board has authorized the repurchase of up to 1,000,000 shares of its common stock. GWI intends to use the repurchased stock to offset dilution caused by the issuance of shares in connection with GWI's employee and director stock plans that may occur over time. Purchases may be made in the open market or in privately negotiated transactions from time to time at management's discretion.
    As previously announced, GWI's conference call to discuss financial results for the third quarter will be held today at 11:00AM (Eastern Time). The dial-in number for the teleconference is (888) 428-4480 or the call may be accessed live over the Internet (listen only) directly at http://phx.corporate-ir.net/phoenix.zhtml?c=64426&p=irol-irhome or via the Investors tab of Genesee & Wyoming's website (http://www.gwrr.com). An audio replay of the conference call will be accessible via the Investors tab of Genesee & Wyoming's website starting this afternoon.
    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,100 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.

    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)
                                 (Unaudited)

                                        Three Months Ended  Nine Months Ended
                                          September 30,       September 30,
                                          2004     2003      2004      2003

    REVENUES                             $77,243  $61,499  $223,707  $183,298

    EQUITY ISSUANCE EXPENSE                   --       --       542        --
    OPERATING EXPENSES                    64,043   52,294   184,825   155,244
    TOTAL OPERATING EXPENSES              64,043   52,294   185,367   155,244
    INCOME FROM OPERATIONS                13,200    9,205    38,340    28,054

    INTEREST EXPENSE                      (2,352)  (2,175)   (7,070)   (6,685)
    OTHER (EXPENSE) INCOME, NET             (221)      54       203       767

    INCOME BEFORE INCOME TAXES AND
     EQUITY EARNINGS                      10,627    7,084    31,473    22,136

    PROVISION FOR INCOME TAXES             4,284    2,384    12,267     8,260

    INCOME BEFORE EQUITY EARNINGS          6,343    4,700    19,206    13,876

    EQUITY IN NET INCOME OF
     INTERNATIONAL AFFILIATES:
      AUSTRALIAN RAILROAD GROUP            3,529    2,715    10,746     6,859
      SOUTH AMERICA                          273      203       496       112

    NET INCOME                            10,145    7,618    30,448    20,847
    IMPACT OF PREFERRED STOCK
     OUTSTANDING                              --      384       479       969

    NET INCOME AVAILABLE TO COMMON
     SHAREHOLDERS                        $10,145   $7,234   $29,969   $19,878

    BASIC EARNINGS PER SHARE:

         NET INCOME AVAILABLE TO COMMON
          SHAREHOLDERS                     $0.42    $0.31     $1.24     $0.84

         WEIGHTED AVERAGE NUMBER
            OF SHARES OUTSTANDING         24,213   23,705    24,086    23,600

    DILUTED EARNINGS PER SHARE:

         NET INCOME                        $0.37    $0.27     $1.09     $0.74

         WEIGHTED AVERAGE NUMBER
             OF SHARES OUTSTANDING        27,497   26,835    27,412    26,712


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                 (Unaudited)

                                               September 30,      December 31,
    ASSETS                                            2004              2003

    CURRENT ASSETS:
        Cash and cash equivalents                   $9,403           $11,118
        Accounts receivable, net                    62,460            54,656
        Materials and supplies                       5,381             5,204
        Prepaid expenses and other                   6,700             6,204
        Deferred income tax assets, net              3,453             3,010
          Total current assets                      87,397            80,192

    PROPERTY AND EQUIPMENT, net                    327,940           315,345
    INVESTMENT IN UNCONSOLIDATED AFFILIATES        120,975           117,664
    GOODWILL                                        24,577            24,522
    INTANGIBLE ASSETS, net                          78,062            79,357
    OTHER ASSETS, net                               10,432            10,093
         Total assets                             $649,383          $627,173

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt           $6,428            $6,589
        Accounts payable                            64,440            57,472
        Accrued expenses                            17,916            13,902
         Total current liabilities                  88,784            77,963

    LONG-TERM DEBT, less current portion           122,614           151,433
    DEFERRED INCOME TAX LIABILITIES, net            47,360            41,840
    DEFERRED ITEMS - grants from
     governmental agencies                          45,487            42,667
    DEFERRED GAIN - sale/leaseback                   3,570             3,982
    OTHER LONG-TERM LIABILITIES                     14,796            14,843
    MINORITY INTEREST                                3,507             3,365

    REDEEMABLE CONVERTIBLE PREFERRED STOCK              --            23,994

    TOTAL STOCKHOLDERS' EQUITY                     323,265           267,086
         Total liabilities and stockholders'
          equity                                  $649,383          $627,173


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)
                                 (Unaudited)

                                                       Nine Months Ended
                                                 September 30,   September 30,
                                                      2004            2003

    CASH FLOWS FROM OPERATING ACTIVITIES:
          Net income                               $30,448           $20,847
          Adjustments to reconcile net income
           to net cash provided by operating
           activities-
           Depreciation and amortization            14,295            11,437
           Deferred income taxes                     4,737             4,750
           Net (gain) loss on sale and impairment
            of assets                                  (12)              141
           Equity earnings of unconsolidated
            international affiliates               (11,242)           (6,971)
           Minority interest expense                   142               209
           Tax benefit realized upon exercise of
            stock options                            1,090               846
           Changes in assets and liabilities,
            net of effect of acquisitions -
             Accounts receivable                    (7,774)            1,457
             Materials and supplies                   (184)               77
             Prepaid expenses and other               (541)             (343)
             Accounts payable and accrued expenses  10,727             4,437
             Other assets and liabilities, net        (217)            1,271
                    Net cash provided by
                     operating activities           41,469            38,158

    CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of property and equipment,
           net of proceeds from government grants  (19,751)          (12,846)
          Locomotive upgrade project                    --            (1,425)
          Purchase of Homer City and Savannah Wharf
           rail properties                          (2,124)               --
          Cash received from unconsolidated
           international affiliates                  5,757               132
          Proceeds from disposition of property
           and equipment, including sale/leasebacks    315               644
                    Net cash used in investing
                     activities                    (15,803)          (13,495)

    CASH FLOWS FROM FINANCING ACTIVITIES:
          Principal payments on long-term
           borrowings, including capital leases   (151,134)         (121,932)
          Proceeds from issuance of long-term
           debt                                    121,300            92,000
          Proceeds from employee stock purchases     2,795             1,680
          Dividend paid on Redeemable Convertible
           Preferred Stock                            (411)             (750)
                    Net cash used in financing
                     activities                    (27,450)          (29,002)

    EFFECT OF EXCHANGE RATE CHANGES ON CASH
     AND CASH EQUIVALENTS                               69               253

    (DECREASE) INCREASE IN CASH AND CASH
     EQUIVALENTS                                    (1,715)           (4,086)
    CASH AND CASH EQUIVALENTS, beginning of
     period                                         11,118            11,028
    CASH AND CASH EQUIVALENTS, end of period        $9,403            $6,942


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                 Selected Consolidated Financial Information
                            (dollars in thousands)
                                 (Unaudited)

                                                Three Months Ended
                                                   September 30,
                                               2004             2003
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $57,109   73.9%  $45,039   73.2%
         Non-freight                       20,134   26.1%   16,460   26.8%

            Total revenues                $77,243  100.0%  $61,499  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                    $26,551   34.4%  $21,068   34.3%
    Equipment rents                         7,100    9.2%    4,362    7.1%
    Purchased services                      4,493    5.8%    4,779    7.8%
    Depreciation and amortization           4,812    6.2%    3,869    6.3%
    Diesel fuel                             6,222    8.1%    4,105    6.7%
    Casualties and insurance                4,598    6.0%    3,377    5.5%
    Materials                               3,826    5.0%    4,157    6.8%
    Net loss (gain) on sale and
     impairment of assets                      81    0.1%      (35)  -0.1%
    Other expenses                          6,360    8.1%    6,612   10.6%

    Total operating expenses              $64,043   82.9%  $52,294   85.0%

    Functional Classification
    Transportation                        $25,950   33.6%  $20,252   32.9%
    Maintenance of ways and structures      7,516    9.7%    6,449   10.5%
    Maintenance of equipment               12,060   15.6%    9,028   14.7%
    General and administrative             13,624   17.7%   12,731   20.7%
    Net loss (gain) on sale and
     impairment of assets                      81    0.1%      (35)  -0.1%
    Depreciation and amortization           4,812    6.2%    3,869    6.3%

    Total operating expenses              $64,043   82.9%  $52,294   85.0%


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                 Selected Consolidated Financial Information
                            (dollars in thousands)
                                 (Unaudited)

                                                   Nine Months Ended
                                                     September 30,
                                                 2004              2003
                                                      % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $167,826   75.0%  $136,718   74.6%
         Non-freight                         55,881   25.0%    46,580   25.4%

            Total revenues                 $223,707  100.0%  $183,298  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                      $77,897   34.8%   $64,868   35.4%
    Equipment rents                          20,316    9.1%    13,162    7.2%
    Purchased services                       13,272    5.9%    13,735    7.5%
    Depreciation and amortization            14,295    6.4%    11,437    6.2%
    Diesel fuel                              17,514    7.8%    13,726    7.5%
    Casualties and insurance                 11,958    5.3%     9,675    5.3%
    Materials                                11,144    5.0%    11,822    6.4%
    Net (gain) loss on sale and impairment
     of assets                                  (12)   0.0%       141    0.1%
    Other expenses                           18,983    8.6%    16,678    9.1%

    Total operating expenses               $185,367   82.9%  $155,244   84.7%

    Functional Classification
    Transportation                          $73,976   33.1%   $62,005   33.8%
    Maintenance of ways and structures       22,002    9.8%    19,550   10.7%
    Maintenance of equipment                 34,789   15.6%    27,181   14.8%
    General and administrative               40,317   18.0%    34,930   19.1%
    Net (gain) loss on sale and impairment
     of assets                                  (12)   0.0%       141    0.1%
    Depreciation and amortization            14,295    6.4%    11,437    6.2%

    Total operating expenses               $185,367   82.9%  $155,244   84.7%


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
              North American Railroad Freight Revenue, Carloads
                       and Average Revenue Per Carload
                        Comparison by Commodity Group
          (dollars in thousands, except average revenue per carload)

                              Three Months Ended         Three Months Ended
                              September 30, 2004         September 30, 2003
                                            Average                    Average
                                            Revenue                    Revenue
                          Freight           Per      Freight           Per
    Commodity Group       Revenues Carloads Carload  Revenues Carloads Carload

    Coal, Coke & Ores      $11,641   50,750   $229   $9,271    43,307   $214
    Paper                   10,420   23,981    435    8,019    19,361    414
    Lumber & Forest
     Products                6,628   19,861    334    4,333    13,652    317
    Metals                   5,973   18,572    322    3,999    13,241    302
    Minerals & Stone         5,866   16,457    356    5,791    15,296    379
    Petroleum Products       5,803    7,806    743    6,079     7,636    796
    Chemicals-Plastics       4,021    7,499    536    2,775     5,998    463
    Farm & Food Products     3,648    8,692    420    2,708     6,826    397
    Autos & Auto Parts       1,350    3,048    443    1,116     2,773    402
    Intermodal                 587    1,724    340      411     1,347    305
    Other                    1,172    3,402    345      537     2,397    224

    Totals                 $57,109  161,792    353  $45,039   131,834    342


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                   North American Railroad Freight Revenue,
                   Carloads and Average Revenue Per Carload
                        Comparison by Commodity Group
          (dollars in thousands, except average revenue per carload)

                              Nine Months Ended          Nine Months Ended
                              September 30, 2004         September 30, 2003
                                            Average                    Average
                                            Revenue                    Revenue
                          Freight           Per      Freight           Per
    Commodity Group       Revenues Carloads Carload  Revenues Carloads Carload

    Coal, Coke & Ores      $34,440  144,051   $239  $28,919   125,418   $231
    Paper                   29,710   70,171    423   23,288    56,340    413
    Lumber & Forest
     Products               18,793   57,323    328   12,776    40,508    315
    Petroleum Products      18,251   24,301    751   18,750    24,033    780
    Metals                  17,078   53,940    317   12,951    44,986    288
    Minerals & Stone        16,695   44,850    372   16,521    42,604    388
    Chemicals-Plastics      11,996   22,775    527    8,209    17,631    466
    Farm & Food Products    11,387   27,058    421    8,199    21,688    378
    Autos & Auto Parts       4,946   11,458    432    4,351    10,764    404
    Intermodal               1,769    4,824    367    1,199     4,335    277
    Other                    2,761    9,711    284    1,555     7,465    208

    Totals                $167,826  470,462    357 $136,718   395,772    345


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF INCOME
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                        Three Months Ended Nine Months Ended
                                          September 30,      September 30,
                                          2004     2003      2004      2003

    REVENUES                             $83,695  $61,716  $247,765  $174,988

    OPERATING EXPENSES                    66,959   50,546   196,929   138,153
    RESTRUCTURING COSTS                       --       --        --       267
    TOTAL OPERATING EXPENSES              66,959   50,546   196,929   138,420
    INCOME FROM OPERATIONS                16,736   11,170    50,836    36,568

    INTEREST EXPENSE                      (6,865)  (8,060)  (21,068)  (22,757)
    OTHER INCOME, NET                        221      876       962     2,414

    INCOME BEFORE TAX                     10,092    3,986    30,730    16,225

    PROVISION (BENEFIT) FOR INCOME TAX     3,030   (1,446)    9,236     2,505

    NET INCOME                            $7,062   $5,432   $21,494   $13,720

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                         CONSOLIDATED BALANCE SHEETS
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                                September 30,     December 31,
                                                     2004             2003
    ASSETS

    CURRENT ASSETS:
        Cash and cash equivalents                  $30,760           $26,618
        Accounts receivable, net                    41,607            47,764
        Materials and supplies                      10,512            10,033
        Prepaid expenses and other                   4,862             3,069
          Total current assets                      87,741            87,484

    PROPERTY AND EQUIPMENT, net                    481,610           478,808
    DEFERRED INCOME TAX ASSETS, net                 73,338            80,193
    OTHER ASSETS, net                                7,875             5,476
         Total assets                             $650,564          $651,961

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt            $  --             $  --
        Accounts payable                             5,498             7,199
        Accrued expenses                            39,024            35,111
        Current income tax liabilities                 212                --
         Total current liabilities                  44,734            42,310

    LONG-TERM DEBT                                 356,671           367,892
    DEFERRED INCOME TAX LIABILITIES, net            18,278            14,271
    OTHER LONG-TERM LIABILITIES                      1,989             2,031
    FAIR VALUE OF INTEREST RATE SWAPS                9,291             9,133
    SUBORDINATED NOTES TO STOCKHOLDERS                  --            11,562
         Total non-current liabilities             386,229           404,889

    REDEEMABLE PREFERRED STOCK OF STOCKHOLDERS      15,718            16,212

    TOTAL STOCKHOLDERS' EQUITY                     203,883           188,550
         Total liabilities and stockholders'
          equity                                  $650,564          $651,961

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                                        Nine Months Ended
                                                 September 30,   September 30,
                                                      2004             2003
    CASH FLOWS FROM OPERATING ACTIVITIES:
          Net income                               $21,494           $13,720
          Adjustments to reconcile net income
           to net cash provided by operating
           activities-
           Depreciation and amortization            19,845            16,940
           Deferred income taxes                     8,894             8,362
           Net loss (gain) on sale and impairment
            of assets                                  376              (816)
           Changes in assets and liabilities         3,344            (3,926)
                    Net cash provided by operating
                     activities                     53,953            34,280

    CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of property and equipment       (39,057)          (21,014)
          Proceeds from disposition of property
           and equipment                             1,296             4,027
          Transfer to restricted funds on deposit       --            (4,523)
                    Net cash used in investing
                     activities                    (37,761)          (21,510)

    CASH FLOWS FROM FINANCING ACTIVITIES:
          Payments on subordinated notes           (10,710)               --
          Payments on borrowings                        --                --
          Proceeds from borrowings                      --                --
                    Net cash provided by financing
                     activities                    (10,710)               --

    EFFECT OF EXCHANGE RATE DIFFERENCES
     ON CASH AND CASH EQUIVALENTS                   (1,340)            3,488

    INCREASE IN CASH AND CASH EQUIVALENTS            4,142            16,258
    CASH AND CASH EQUIVALENTS, beginning
     of period                                      26,618             5,882
    CASH AND CASH EQUIVALENTS, end of period       $30,760           $22,140

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                 Selected Consolidated Financial Information
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                                 Three Months Ended
                                                   September 30,
                                               2004             2003
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $69,653   83.2%  $50,598   82.0%
         Non-freight                       14,042   16.8%   11,118   18.0%

            Total railroad revenues       $83,695  100.0%  $61,716  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                    $14,530   17.4%  $12,416   20.1%
    Equipment rents                           667    0.8%      482    0.8%
    Purchased services                     20,840   24.9%   16,433   26.6%
    Depreciation and amortization           6,748    8.1%    6,065    9.8%
    Diesel fuel used in operations          6,869    8.2%    3,747    6.1%
    Diesel fuel for sales to third
     parties                                5,385    6.4%    1,644    2.7%
    Casualties and insurance                1,620    1.9%    1,563    2.5%
    Materials                               3,759    4.5%    2,970    4.8%
    Net gain on sale and impairment of
     assets                                   (95)  -0.1%     (183)  -0.3%
    Other expenses                          6,636    7.9%    5,409    8.8%

    Total operating expenses              $66,959   80.0%  $50,546   81.9%

    Functional Classification
    Transportation                        $32,542   38.9%  $18,673   30.3%
    Maintenance of ways and structures     10,199   12.2%   10,511   17.0%
    Maintenance of equipment                8,389   10.0%    6,769   11.0%
    General and administrative              9,176   10.9%    8,711   14.1%
    Net gain on sale and impairment of
     assets                                   (95)  -0.1%     (183)  -0.3%
    Depreciation and amortization           6,748    8.1%    6,065    9.8%

    Total operating expenses              $66,959   80.0%  $50,546   81.9%



    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                 Selected Consolidated Financial Information
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                                   Nine Months Ended
                                                     September 30,
                                                 2004              2003
                                                      % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $208,366   84.1%  $143,175   81.8%
         Non-freight                         39,399   15.9%    31,813   18.2%

            Total railroad revenues        $247,765  100.0%  $174,988  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                      $43,731   17.7%   $33,033   18.9%
    Equipment rents                           2,198    0.9%     1,204    0.7%
    Purchased services                       60,165   24.3%    43,283   24.7%
    Depreciation and amortization            19,845    8.0%    16,940    9.7%
    Diesel fuel used in operations           18,895    7.6%    10,758    6.2%
    Diesel fuel for sales to third parties   13,549    5.5%     4,607    2.6%
    Casualties and insurance                  6,418    2.6%     6,444    3.7%
    Materials                                10,611    4.3%     8,404    4.8%
    Net loss (gain) on sale and impairment
     of assets                                  376    0.1%      (816)  -0.5%
    Other expenses                           21,141    8.5%    14,563    8.3%

    Total operating expenses               $196,929   79.5%  $138,420   79.1%

    Functional Classification
    Transportation                          $91,869   37.1%   $52,796   30.2%
    Maintenance of ways and structures       32,027   12.9%    25,885   14.8%
    Maintenance of equipment                 24,974   10.1%    19,130   10.9%
    General and administrative               27,838   11.2%    24,485   14.0%
    Net loss (gain) on sale and impairment
     of assets                                  376    0.2%      (816)  -0.5%
    Depreciation and amortization            19,845    8.0%    16,940    9.7%

    Total operating expenses               $196,929   79.5%  $138,420   79.1%


    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
    Australian Railroad Freight Revenue, Carloads and Average Revenue Per
                                   Carload
                        Comparison by Commodity Group
                         (U.S. dollars in thousands)
                                 (Unaudited)

                              Three Months Ended         Three Months Ended
                              September 30, 2004         September 30, 2003
                                            Average                    Average
                                            Revenue                    Revenue
                          Freight           Per      Freight           Per
    Commodity Group       Revenues Carloads Carload  Revenues Carloads Carload

    Grain                  $26,392   69,185   $381  $13,298    35,552   $374
    Other Ores and
     Minerals               14,665   28,218    520   12,571    28,282    444
    Iron Ore                10,588   47,886    221    9,960    47,646    209
    Alumina                  4,837   38,785    125    3,736    38,577     97
    Bauxite                  3,113   32,101     97    2,398    32,426     74
    Hook and Pull (Haulage)    364      960    379    1,404     3,253    432
    Gypsum                     748   12,180     61      817    13,176     62
    Other                    8,946   16,927    529    6,414    15,694    409

    Total                  $69,653  246,242    283  $50,598   214,606    236

    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                     Australian Railroad Freight Revenue,
                   Carloads and Average Revenue Per Carload
                        Comparison by Commodity Group
                         (U.S. dollars in thousands)
                                 (Unaudited)

                              Nine Months Ended          Nine Months Ended
                              September 30, 2004         September 30, 2003
                                            Average                    Average
                                            Revenue                    Revenue
                          Freight           Per      Freight           Per
    Commodity Group       Revenues Carloads Carload  Revenues Carloads Carload

    Grain                  $78,323  205,409   $381  $40,709   104,369   $390
    Other Ores and
     Minerals               43,798   82,033    534   33,969    78,577    432
    Iron Ore                32,922  149,415    220   25,640   132,250    194
    Alumina                 14,589  117,921    124   11,680   114,659    102
    Bauxite                  9,245   92,352    100    8,068    96,430     84
    Hook and Pull (Haulage)  1,279    6,257    204    3,086     6,146    502
    Gypsum                   2,659   37,587     71    2,127    34,482     62
    Other                   25,551   50,749    503   17,896    47,029    381

    Total                 $208,366  741,723    281 $143,175   613,942    233


    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.

                  Free Cash Flow Description and Discussion

    Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.
    The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                                          Nine Months Ended
                                                        2004            2003
    Net cash provided by operating activities        $41,469         $38,158
    Net cash used in investing activities            (15,803)        (13,495)
    Cash used for acquisitions                         2,124         -------
    Free cash flow                                   $27,790         $24,663

SOURCE  Genesee & Wyoming Inc.
    -0-                             11/02/2004
    /CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., +1-203-629-3722 /
    /Web site:  http://www.gwrr.com /
    (GWR)

CO:  Genesee & Wyoming Inc.
ST:  Connecticut
IN:  TRN
SU:  ERN CCA